EXHIBIT (E)(1)

                             DISTRIBUTION AGREEMENT

      This Distribution Agreement (the "Agreement"), is made as of the 8th day of December, 2005, between THE EXCHANGE TRADED TRUST, a Delaware Statutory Trust (the "Trust"), and B.C. ZIEGLER AND COMPANY, a Wisconsin corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, the Trust proposes to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and it is in the interest of the Trust to offer its series of shares entitled the ArcaEx Tech 100 ETF and, subject to the mutual agreement of the parties and amendment of this Agreement, of any other series of the Trust presently designated or designated in the future (the ArcaEx Tech 100 ETF and any such additional series are referred to herein as a "Fund") for sale continuously; and

      WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of beneficial interest of all series of shares of the Trust (the "Shares"), to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

      NOW, THEREFORE, the parties agree as follows:

      1. Appointment of Distributor

      The Trust hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Shares in pre-determined aggregations of 50,000 or 100,000 Shares, known as "Creation Units," on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Trust's transfer agent in the manner set forth in the prospectus (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company. It is also understood that purchases of individual Shares of the Fund may occur outside the Distributor's process and without the Distributor's involvement, including in the secondary market, as set forth in the prospectus for the relevant Fund.
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      2. Services and Duties of the Distributor

            (a) The Distributor agrees to sell the Shares of the Fund in Creation Units, as agent for the Trust, from time to time during the term of this Agreement upon the terms described in the prospectus for the Fund. As used in this Agreement, the term "prospectus" shall mean the prospectus and the statement of additional information of the Fund (unless otherwise noted) included as part of the Trust's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Creation Units.

            (b) The Distributor shall act as sole agent for the distribution of Shares in Creation Units covered by, and in accordance with, the Registration Statement and will transmit promptly any orders received by it for purchase or redemption of Shares in Creation Units to the transfer agent for the Trust of which the Trust has notified the Distributor in writing. The Distributor shall deliver or cause the delivery of a prospectus, but not the statement of additional information unless requested, to persons purchasing Shares in Creation Units and shall maintain records of both orders placed with the Distributor and confirmations of acceptance furnished by the Distributor. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

            (c) The Distributor shall use its best efforts to perform the services contemplated herein on a continuous basis. It is contemplated that the Distributor may enter into "Authorized Participant Agreements" with broker-dealers who agree to solicit orders for Shares in Creation Units. In addition, the Distributor may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into sales or servicing agreements, the Distributor will act only on its own behalf as principal.

            (d) The Distributor shall act as distributor of Shares in Creation Units in compliance in all material respects with all applicable laws, rules and regulations, including without limitations, all rules and regulations made or adopted pursuant to the 1940 Act, as amended, by the Securities and Exchange Commission or any securities association registered under the 1934 Act.

            (e) Whenever the parties hereto, in their collective judgment, mutually agree that such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by them to render sales of the Trust's Shares in Creation Units not in the best interest of the Trust, the parties hereto may agree to decline to accept any orders for, or make any sales of, any Shares in Creation Units until such time as the parties deem it advisable to accept such orders and to make such sales.


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

      3. Duties of the Trust

            (a) Maintenance of Federal Registration. The Trust shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus of the Fund which omission would make the statements therein misleading.

            (b) Maintenance of "Blue Sky" Qualifications. The Trust shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale in Creation Units under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Agreement and Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in Creation Units in any state from the terms set forth in the prospectus of the Fund, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

            (c) Copies of Reports and Prospectus. The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares in Creation Units, including such number of copies of the prospectus of the Fund and annual and interim reports as the Distributor reasonably may request in connection with selling and arranging for the sale of the Shares in Creation Units and in connection with the performance of its duties and obligations under this Agreement.

      4. Offering Creation Units

            Shares in Creation Units of the Fund will be offered for sale by the Distributor at a price per Creation Unit in the manner set forth in the then-current prospectus, based on a net asset value determined in accordance with the Trust's prospectus and charter documents. Any payments to dealers shall be governed by a separate agreement between the Distributor and such dealer and the Trust's then-current prospectus.


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

            The Distributor will accept as compensation for the performance of its obligations hereunder such compensation, if any, as may be provided for in any plan of distribution adopted by the Trust with respect to the Trust or the Fund pursuant to Rule 12b-1 under the 1940 Act.

      5. Conformity with Applicable Laws and Rules

            The Distributor agrees that in selling Shares in Creation Units hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

            In this regard, each of the Distributor and the Trust acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the "AML Laws"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Laws and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it enters into an agreement with respect to the sale or purchase of Shares in Creation Units, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

            The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with broker-dealers who agree to solicit orders for Shares in Creation Units.

            Each of the Distributor and the Trust agrees that it will take such other steps, and cooperate with the other as may reasonably be necessary, to facilitate compliance with the AML Laws, including but not limited to the provisions of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

      6. Expenses

            (a) The Trust shall bear all costs and expenses of the continuous offering of its Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectus(es) required by and under the federal securities laws, (iii) maintaining facilities for the issue and transfer of Shares in Creation Units and for supplying information, prices and other data to be furnished by the Trust, (iv) the preparation and mailing of annual and interim reports, prospectus(es) and proxy materials to shareholders and (v) the qualifications of Shares of the Trust for sale under the securities laws of such states or other jurisdictions as shall be selected by the Trust and the Distributor and the cost and expenses payable to each such state for continuing qualification therein.


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

            (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares for sale to the public, including the additional cost of printing copies of the prospectus(es) and of annual and interim reports to shareholders other than copies thereof required for distribution to shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

      7. Independent Contractor

            In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

      8. Indemnification

            (a) Indemnification of Trust. The Distributor agrees to indemnify and hold harmless the Trust and each of its present or former trustees, officers, employees, representatives and each person, if any, who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but if and only if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor for the specific purpose of inclusion in such registration statement, prospectus, shareholder report or other information. In no case
      (i) is the Distributor's indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust of such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing for the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice to such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.


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

            The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to endorse any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust and to the defendant or defendants who are entitled to such indemnification. In the event that the Distributor elects to assume the defense of any suit and retain legal counsel, the Trust and the defendant or defendants who are entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

            (b) Indemnification of the Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's trustees, officers, employees or representatives (other than the Distributor), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case (i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this Paragraph.


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

            The Trust shall be entitled to participate, at its own expense, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the Distributor and to the defendant or defendants entitled to such indemnification. In the event that the Trust elects to assume the defense of any suit and retain legal counsel, the Distributor and the defendant or defendants entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Distributor and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees or representatives in connection with the issue or sale of any Shares.

      9. Authorized Representations

            The Distributor is not authorized by the Trust to give on behalf of the Trust any information or to make any representations in connection with the sale of Shares in Creation Units other than the information and representations contained in a registration statement or prospectus filed with the Securities and Exchange Commission ("SEC") under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust.


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

      10. Term of Agreement

            The term of this Agreement shall begin on the first date set forth above. Unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one year from the date hereof. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the Trust, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

      11. Amendment or Assignment of Agreement

            This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

      12. Termination of Agreement

            This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days nor less than 30 days prior notice in writing to the other party provided, that in the case of termination by the Trust such action shall have been authorized by resolution of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Trust.

      13. Miscellaneous

            The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of responsibility for and control of the conduct of the affairs of the Trust.


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

      14. Definition of Terms

            Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States court or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment", and "affiliated person", as used in Paragraphs 10, 11 and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      15. Compliance with Securities Laws

            The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of
Section 3(b), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

      16. Notices

            Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to either the Distributor or to the Trust at 250 East Wisconsin Ave., Milwaukee, Wisconsin 53202.

      17. Governing Law

            This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

      18. No Shareholder Liability

            The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only Trust's property; the Distributor represents that it has notice of the provisions of the Agreement and Declaration of Trust and By-Laws disclaiming shareholder liability for acts or obligations of the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


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

                                    THE EXCHANGE TRADED TRUST

                                    By: /s/ David G. Stoeffel
                                        ----------------------------------------
                                    Name: David G. Stoeffel
                                    Title: President

                                    B.C. ZIEGLER AND COMPANY

                                    By:/s/ John Mulherin
                                        ----------------------------------------
                                    Name: John Mulherin
                                    Title: President and Chief Executive Officer








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